UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20 Kingsbridge Road, Piscataway, New Jersey	8854
(Address of principal executive offices)	(Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 17, 2012, Enzon Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) has retained Lazard to act as a financial advisor in a review of the possible sale or disposition of one or more corporate assets, or a sale of the Company. The Company also announced that it plans to suspend its clinical development activities. The decision to engage Lazard and suspend the Company’s clinical development activities was authorized by the Board on December 14, 2012. A special committee of the Board was established on November 7, 2012 and will oversee this review.

In connection with its plans to suspend clinical development, the Company expects to reduce its workforce, which currently consists of approximately 43 employees, by approximately 15-20 employees. The Company estimates that it will incur approximately $1.4 million in charges related to the reduction in force, all of which would result in cash expenditures for one-time employee termination benefits and associated costs. The Company expects to record the charges and complete the reduction in force in the first quarter of 2013.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.05.

This Item 2.05 contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this Item 2.05, other than statements that are purely historical, are forward-looking statements, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions. These forward-looking statements should be read in conjunction with the forward-looking statements disclaimer included in the press release attached as Exhibit 99.1.

Item 8.01 Other Events.

Press Release

On December 17, 2012, the Company issued a press release announcing the matters described in the first paragraph of Item 2.05 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Research and Development Costs for the First Three Fiscal Quarters of 2012

In response to investor inquiries, the Company is disclosing further information regarding its research and development costs for the first three fiscal quarters of 2012. The table below sets forth the amount of such costs that related to each of the Company’s four compounds in human clinical development during such time (PEG-SN38 and mRNA antagonists targeting HIF-1α, Survivin and the Androgen Receptor), as well as depreciation and other research and development costs.

Category	Q1 2012	Q2 2012	Q3 2012
	(in thousands)
PEG-SN38	$1,909	$1,378	$507
HIF-1α antagonist	228	218	99
Survivin antagonist	157	41	62
Androgen Receptor antagonist	1,405	1,051	483
Depreciation	860	839	768
Other R&D costs - pipeline	2,355	2,146	2,034
Total research and development – pipeline costs	$6,914	$5,673	$3,954

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Enzon Pharmaceuticals, Inc. dated December 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: December 20, 2012	By: /s/ Andrew Rackear
Name: Andrew Rackear
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Enzon Pharmaceuticals, Inc. dated December 17, 2012